EXHIBIT 4.1

Convertible Note Agreement

Innovation Beverage Group Limited

ACN 625 701 420

and

Hartfield Assets Inc.

Convertible Note Agreement

Dated    20/3/24

Parties

1.	Innovation Beverage Group Limited ACN 625 701 420 of 29 Anvil Road, Seven Hills NSW 2147 Australia (Company))

2.	Hartfield Assets Inc. of 1 Bayview Street, Nassau, The Bahamas (Noteholder)

Background

The Company has resolved to issue the Notes and the Noteholder has agreed to advance to the Company in tranches between $1,250,000 and $3,000,000 in subscription for between 1,250,000 and 3,000,000 Notes on the terms of this Agreement.

Operative Provisions

1.	Definitions and interpretation

1.1	Definitions

In this Agreement:

Advance means a cash advance by the Noteholder to the Company of one or more tranches of $250,000 pursuant to the terms of this Agreement, in return for each such tranche the Company shall issue the Noteholder 250,000 Notes;

Advance Request means a written notice by the Company giving the Noteholder at least 15 Business Days notice of the date the Company requires a further Advance;

Agreement Date means the date of this Agreement;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia;

Conversion Shares has the meaning ascribed to that term in the Note Terms;

Corporations Act means the Corporations Act 2001;

Agreement or Note Agreement means this Agreement including the recitals, any schedules and any annexures;

Duty means any stamp, transaction or registration duty or similar charge imposed by a Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of the above but excludes Tax;

Event of Default has the meaning ascribed to that term in the Note Terms;

Face Value, in respect of each Note, means the face value of that Note, being $1.00 each;

Facility Limit means the amount in aggregate of up to $3,000,000 to be raised pursuant to the Notes;

Government Agency means any government or any governmental, semi-governmental, administrative or fiscal body, court or other judicial body, department, commission, authority, agency or entity, including any self-regulatory organisation established under statute and any stock exchange;

Initial Advance has the meaning as provided in clause 2.1(a);

Material Adverse Change means:

(a)	the Company’s revenues for any period in a financial year being less than 50%of its revenuefor that same period in the prior 12 months(as set out in its financial statements s published on Nasdaq);

(b)	a material adverse effect on the Company’s ability to carry on the Business in substantially the same manner as it has in the time since it listed its Shares on Nasdaq;

Nominated Account means Bank Account that IBG will Nominate;

Notes means convertible notes convertible into Shares, to be issued by the Company to the Noteholder in accordance with clause 2 and on the terms and conditions set out in these Note Terms;

Note Certificate means a certificate for the Notes in the form set out in Schedule 1;

Note Terms means the terms and conditions of issue of the Notes as set out in Schedule 2;

Principal Amount means, in respect of the Notes, the aggregate of the Face Value of each of the Notes which remains outstanding (from time to time) and not Converted;

Redeem means repayment of the Principal Amount, in part or in full, and Redemption will be interpreted accordingly;

Shares means fully paid ordinary shares in the capital of the Company;

Shareholders means the holders of all of the issued Shares;

Tax means any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding which is assessed, levied, imposed or collected by any Government Agency;

Subsequent Advance means each Tranche issued after the Initial Advance;

Tranche means the amount of $250,000 advanced in return for 250,000 Notes to be issued by the Company.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa and a gender includes the other genders;

(b)	the headings are used for convenience only and do not affect the interpretation of this Agreement;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

(d)	a reference to a document includes the document as modified from time to time and any document replacing it;

(e)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(f)	the word “person” includes a natural person and any body or entity whether incorporated or not;

(g)	the word “month” means calendar month and the word “year” means 12 months;

(h)	the words “in writing” include any communication sent by letter or email transmission in accordance with the terms of this Note Agreement;

(i)	a reference to a thing includes a part of that thing;

(j)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(k)	wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(l)	money amounts are stated in United States currency (US$) unless otherwise specified;

(m)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body, and

(n)	terms defined in the Note Terms have the same meaning in this Agreement.

2.	Subscription for Notes

2.1	Notes Issues

It is agreed by the Parties that:

(a)	on the Agreement Date the Noteholder shall advance the Company an amount of $250,000 and as consideration for the advance the Company shall issue the Noteholder 250,000 Notes (Initial Advance);

(b)	the Company may also provide from time to time to the Noteholder an Advance Request specifying a further advance by the Noteholder for subscription of additional Notes;

(c)	within 21 Days of delivery of the Advance Request the Noteholder shall pay or cause the transfer to the Company’s Nominated Account an amount equal to the Advance specified in each Advance Request in cleared funds in return for which the Company shall at the time of receipt of those cleared funds issue the Noteholder with 250,000 Notes for each Advance Request provided;

(d)	the Company shall issue a minimum of 4 but is permitted to issue a maximum of 11 Advance Requests within 12 months of the Agreement Date, with the timing of such Advance Requests being solely in the discretion of the Company;

(e)	unless agreed otherwise by the Noteholder, the Company shall not be able to serve an Advance Request whilst there subsists a Material Adverse Change;

(f)	on the provision by the Noteholder of the funds pursuant to an Advance Request the Company must:

(i)	pay the Noteholder $2,000 towards the Noteholders legal and compliance fees for that Advance; and

(ii)	file a Form 6-K with sufficient disclosure (as determined by the Company) that cleanses the Noteholder of any information deemed to be Material Non- Public Information.

3.	Warranties by the Company

The Company represents and warrants to the Noteholder that on the date of this Agreement:

(a)	it is a corporation, having limited liability, registered and validly existing under the Corporations Act;

(b)	it has full power and authority to enter into and perform its obligations under this Agreement;

(c)	it has taken all necessary action to authorise the execution, delivery and performance of this Agreement and the Notes according to their terms;

(d)	this Agreement and the Notes constitute legal, valid and binding obligations of the Company which, subject to any necessary stamping, are enforceable according to their terms;

(e)	until all Notes have been Converted or Redeemed the Company shall not without the prior consent of the Noteholder (which consent is not to be unreasonably withheld or delayed) enter any transaction that involves the issue of any securities at a price that varies with the trading price of the Shares on Nasdaq. This clause does not restrict the Company from issuing securities at a fixed price, or securities pursuant to any employee incentive scheme,

4.	Warranties by the Noteholder

The Noteholder represents and warrants to and for the benefit of, the Company and its directors, officers, employees, agents and advisors (for whom it accepts the benefit of this clause as agent and trustee), that the Noteholder:

(a)	is either a sophisticated investor or professional investor for the purposes of sections 708(8) and 708(11) respectively of the Corporations Act or equivalent provisions in the local jurisdiction of the Noteholder and the Company is permitted at law to offer and issue the Convertible Notes to the Noteholder without the Company being required under any laws to provide the Noteholder with a disclosure document / prospectus with respect to the offer or issue of the Convertible Notes;

(b)	is aware and acknowledges that no disclosure document / prospectus has been prepared in connection with the offer or issue of the Convertible Notes and that no person is authorised to give any information or make any representations in respect of the Notes or the Conversion Shares or the Company and, if given or made, such information or representations will not be relied on as having been authorised by the Company, or any other person associated with the Company, nor will any such person have any liability or responsibility for them;

(c)	has made and has relied on its own searches, investigations and enquiries in respect of the Company, the Convertible Notes, the Company’s accounts, financial performance, assets, liabilities, cash-flow, risks, prospects, threats, opportunities and business and has, after seeking appropriate professional advice, made an evaluation of the foregoing and any other information or material concerning the Company;

(d)	has had access to all information that it has requested concerning the Company, the Convertible Notes and its investment decision to provide the advances and apply for the Convertible Notes, has verified this information and is satisfied in all respects with it;

(e)	acknowledges neither the Company nor any person associated with it has made any securities recommendation or provided any financial product advice with respect to Convertible Notes, the Shares or an investment in the Company and that the Company has not had regard to, and you have had regard to, your own personal objectives, financial situation and needs;

(f)	in respect of any Shares issued on conversion of a Note, agrees to be bound by the constitution of the Company as amended from time to time;

(g)	is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D as promulgated under the U.S. Securities Act of 1933, as amended (US Securities Act);

(h)	understands that the Notes, and Conversion Shares thereunder, are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, that the offer and sale of the Notes, and Conversion Shares thereunder, are intended to be exempt from the registration requirements of the US Securities Act pursuant to Rule 903 of Regulation S as promulgated under the US Securities Act, and that the Company is relying in part upon the truth and accuracy of, and Noteholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Noteholder set forth herein in order to determine the availability of such exemptions and the eligibility of Noteholder to acquire the Notes, and Conversion Shares thereunder;

(i)	acknowledges and agrees that, pursuant to the provisions of Regulation S under the US Securities Act, the Notes, and Conversion Shares thereunder, cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions, unless such the Notes, and Conversion Shares thereunder, are registered for sale in the United States pursuant to an effective registration statement under the US Securities Act or another exemption from such registration is available. Without limiting the foregoing, Noteholder understands and agrees that:

(i)	the Notes, and Conversion Shares thereunder, have not been registered under the US Securities Act or any state securities laws in the United States, and may not be offered for sale, sold, assigned, transferred, conveyed or pledged unless

(A)	subsequently registered under the US Securities Act and applicable states securities laws,

(B)	the sale, assignment or transfer is made outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations,

(C)	such Notes, and Conversion Shares thereunder, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to any other exemption from registration under the US Securities Act and applicable state securities laws in the United States, or

(D)	the Notes, and Conversion Shares thereunder, are sold, assigned or transferred pursuant to Rule 144A promulgated under the US Securities Act (or a successor rule thereto) (collectively, “Rule 144A”); and

(ii)	any sale of the Notes, and Conversion Shares thereunder, made in reliance on Rule 144A may be made only in accordance with the terms of Rule 144A, and further, if Rule 144A is not applicable, any resale of the Notes, and Conversion Shares thereunder, under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the US Securities Act) may require compliance with some other exemption under the US Securities Act or the rules and regulations of the SEC promulgated thereunder; and

(j)	acknowledges and agrees that:

(i)	it is not in the United States and is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the US Securities Act (a “U.S. Person”);

(ii)	the Notes, and Conversion Shares thereunder, were not offered to the Noteholder in the United States and at the time of purchase was outside the United States;

(iii)	this Agreement was delivered to, completed, executed and delivered by, the Noteholder outside the United States;

(iv)	the Noteholder is not a “distributor” of securities, as that term is defined in Regulation S under the US Securities Act, nor a dealer in securities, and is not purchasing the Notes, and Conversion Shares thereunder, for the account or benefit of, directly or indirectly, any U.S. Person;

(v)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to evade the registration requirements of the US Securities Act; and

(vi)	it has not purchased the Notes, and Conversion Shares thereunder, as a result of any form of “directed selling efforts” (as such term is used in Regulation S under the US Securities Act) or “general solicitation” or “general advertising” (as such terms are used under Rule 502(c) of Regulation D promulgated under the US Securities Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5.	GST

5.1	Definitions

In this clause 4:

(a)	the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and

(b)	Supplier means any party treated by the GST Act as making a Supply under this Agreement.

5.2	Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST, provided that nothing in this clause 4 imposes any deduction from the amount payable to the Noteholder under this Agreement and/or the Note Terms including but not limited to Redemption or Conversion.

5.3	Payment of GST

(a)	If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.

(b)	Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this Agreement.

5.4	Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)	the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and

(b)	if the Other Party’s recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply, such that after the Other Party meets the GST liability, it retains the Net Amount.

6.	General

6.1	Entire understanding

This Agreement contains the entire understanding between the parties concerning the subject matter of the agreement between them concerning the Convertible Notes and supersedes all prior communications between the parties.

6.2	No adverse construction

This Agreement is not to be construed to the disadvantage of a party because that party was responsible for its preparation.

6.3	Further assurances

A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Agreement.

6.4	No waiver

A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Agreement does not operate as a waiver of the power or right. A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement. A waiver of a breach does not operate as a waiver of any other breach.

6.5	Severability

If any provision of this Agreement offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a)	where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b)	in any other case the offending provision must be severed from this Agreement, in which event the remaining provisions of the Agreement operate as if the severed provision had not been included.

6.6	No Assignment

Neither Party may assign, transfer or otherwise deal with its rights, interests or obligations under this Agreement without the prior written approval of the other Party.

6.7	Consents and approvals

Where anything depends on the consent or approval of the Noteholder then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of the Noteholder.

6.8	No variation

This Agreement cannot be amended or varied except in writing signed by the parties.

6.9	Costs

The Company agrees to pay the Noteholder a total of $10,000 towards the legal fees of the Noteholder of and incidental to the preparation, negotiation and completion of this Agreement, upon the basis that that amount is deducted from the amount that is otherwise to be advanced to the Company by the Noteholder as the Initial Advance.

6.10	Duty

Any Duty payable in respect of this Agreement or any instrument created in connection with it must be paid by the Company.

6.11	Governing law and jurisdiction

This Agreement is governed by and must be construed in accordance with the laws in force in the State of New South Wales, Australia. The parties submit to the exclusive jurisdiction of the courts of that State in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

6.12	Notices

Any notice or other communication to or by a party to this Agreement:

(a)	may be given by personal service, registered post or email;

(b)	must be in writing, legible and in English addressed as shown below:

(i)	If to the Company:

Address:               29, Anvil Road, Seven Hills, NSW Australia, 2147
Attention:             The Directors

Email address:      sahil@innovationbev.com

                                ####

(ii)	If to the Noteholder:

Address:               3 Bayside Executive Park, West Bay St & Blake Rd,
Nassau, The Bahamas, N-4875

Attention:             Sant Prakash- Hartfield assets Inc

                                ###

Email address:      Sanjuarora1@yahoo.com

                                ###

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c)	in the case of a corporation, must be signed by an officer or authorised representative of the sender;

(d)	is deemed to be given by the sender and received by the addressee:

(iii)	if delivered in person (including by courier), when delivered to the addressee;

(iv)	if sent by registered post, 2 Business Days (or 6 Business Days, if addressed or posted outside Australia) after the date of posting to the addressee or such other day as is confirmed by the postal service via which the registered mail is delivered; or

(v)	if sent by email transmission, on the date and time shown on the sender’s email account as the date and time the email was delivered in its entirety to the email address of the addressee notified to the other party for the purposes of this clause, but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

6.13	Counterparts

If this Agreement consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

6.14	Conflicting provisions

If there is any conflict between the main body of this Agreement and any schedules or annexures comprising it, then the provisions of the main body of this Agreement prevail.

6.15	Non merger

A term or condition of, or act done in connection with, this Agreement does not operate as a merger of any of the rights or remedies of the parties under this Agreement and those rights and remedies continue unchanged.

6.16	Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

Executed as a Agreement

Executed by Innovation Beverage Group	)
Limited ACN 625 701 420 in accordance with	)
section 127(1) of the Corporations Act 2001)
(Cth):	)
/s/ Sahil Beri		/s/ Deniel Lanskey
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

Sahil Beri		Deniel Lanskey
Name (please print)		Name (please print)

Executed by Hartfield Assets Inc. by its	)
authorised representative in the presence of:	)
)
)

Signature of witness		Signature of authorised representative

Name (please print)		Name (please print)

Executed as a Agreement

Executed by Innovation Beverage Group	)
Limited ACN 625 701 420 in accordance with	)
section 127(1) of the Corporations Act 2001)
(Cth):	)
/s/ Sahil Beri
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

Sahil Beri
Name (please print)		Name (please print)

Executed by Hartfield Assets Inc. by its	)
authorised representative in the presence of:	)
)
)
/s/ Jatin Arora		/s/ Sant Parkash
Signature of witness		Signature of authorised representative

Jatin Arora		Sant Parkash
Name (please print)		Name (please print)

Schedule 1: Note Certificate

Innovation Beverage Group Limited

CONVERTIBLE NOTE

Certificate No. ___________

This is to certify that Hartfield Assets Inc. ( Noteholder) is the registered holder of 250,000 Notes with an aggregate Face Value for this Certificate of USD$250,000.

The Notes comprised in this Note Certificate are issued in consideration of an advance by the Noteholder to Innovation Beverage Group Limited ACN 625 701 420 (the Company) of USD$250,000 pursuant to the terms of the Convertible Note Agreement dated 20/3/24 (Convertible Note Agreement) and are held by the Noteholder subject to and with the benefit of the Note Terms endorsed on this Note Certificate.

Dated:    20/3/24

Executed by Innovation Beverage Group	)
Limited ACN 625 701 420 in accordance with	)
section 127(1) of the Corporations Act 2001)
(Cth):	)
/s/ Sahil Beri		/s/ Deniel Lanskey
Signature of director		Signature of director or company secretary*
*delete whichever does not apply

Sahil Beri		Deniel Lanskey
Name (please print)		Name (please print)

Schedule 2 – Terms of issue of Note

1.	Definitions and interpretation

1.1	Definitions

In these Note Terms, unless the context otherwise requires:

Allotment Date means the date the Conversion Shares are allotted following a Conversion, being 5 Business Days after the applicable Conversion Date;

Business Day means a day which is not a Saturday, Sunday, a public holiday or a bank holiday in Sydney, Australia;

Company means Innovation Beverage Group Limited ACN 625 701 420; Constitution means the Constitution of the Company in force at the time; Controller means in relation to an entity’s property:

(a)	a receiver or receiver and manager of that property, or

(b)	anyone else who (whether or not as agent for that entity) is in possession, or has control, of that property for the purposes of enforcing a Security Interest;

Conversion means the conversion of the Notes into the Conversion Number of Conversion Shares on the Conversion Date as provided in these Note Terms, and Convert and Converted will be interpreted accordingly;

Conversion Date means the date a Conversion Notice is served by the Noteholder on the Company;

Conversion Event means the occurrence of an event described in paragraph 3 of these Note Terms;

Conversion Notice has the meaning given in paragraph 3 of these Note Terms;

Conversion Number means the number of Conversion Shares into which the Notes being Converted will Convert upon a Conversion Event, being the Principal Amount of the Notes being Converted divided by the Conversion Price - provided that where there is a reconstruction (consolidation or division) of the capital structure of the Company after the issue of any Notes (Reconstruction), the Conversion Number and Conversion Price for the Notes issued prior to the Reconstruction shall be adjusted in the same proportion so that the Noteholder is no worse off after the reconstruction as it would have been with a Conversion based on the prices and number of Conversion Shares on issue as at the date of this Agreement;

Conversion Price means the amount equal to the higher of:

(a)	a 25% discount to the applicable VWAP ; and

(b)	the Floor Price;

Conversion Shares has the meaning as provided in paragraph 2.1(b);

Corporations Act means the Corporations Act 2001;

Default Rate means an interest rate equivalent to an annual rate of 18%;

Default Redemption Notice has the meaning as provided in paragraph 7(b);

Default Redemption Price means the Principal Amount of all of the Notes being Redeemed, together with interest upon those Notes, which interest is deemed to accrue at the Default Rate on that Principal Amount since the service of a Default Redemption Notice until Redemption of the relevant Notes is complete;

Dollars and $ means the currency of the United States, unless stated otherwise;

Duty means any stamp, transaction or registration duty or similar charge imposed by a Government Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of the above;

Event of Default has the meaning as provided in paragraph 8;

Face Value in respect of the Notes, means the loan amount specified in the Note Certificate for that Note, being $1.00 for each Note;

Facility Limit means the amount in aggregate of up to USD$3,000,000 to be raised pursuant to the Notes;

Floor Price means with respect to:

(a)	the Initial Advance, 20% of the VWAP applicable on the Agreement Date; and

(b)	each Subsequent Advance, 20% of the VWAP applicable on the expiry of the calendar month during which the relevant Conversion Notice is provided,

subject to the Company, in its discretion, nominating another price lower than that described in (a) and (b) above.

Insolvency Event means the occurrence of any one or more of the following events in relation to the Company (other than as part of a solvent restructure):

(c)	an order of a Court is made that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed, and the application is not withdrawn, struck out or dismissed within 21 days of being made;

(d)	a liquidator or provisional liquidator is appointed;

(e)	an administrator or a controller is appointed to all or substantially all of its assets;

(f)	it proposes a winding-up or dissolution or reorganisation, moratorium, Agreement of company arrangement or other administration involving one or more of its creditors;

(g)	it states that it is insolvent, or

(h)	it becomes an insolvent under administration or action is taken which could result in that event;

Maturity Date for a particular Note means the day being 12 months following the issue date of that Note;

Note(s) means between 1,250,000 and 3,000,000 notes (convertible into Conversion Shares) issued by the Company to the Noteholder pursuant to the terms of the Note Agreement for an aggregate Face Value of up to the Facility Limit;

Note Certificate means a certificate for the Notes in the form set out in Schedule 2;

Note Agreement means the convertible note Agreement executed by the Company and the Noteholder on or around 21stMarch 2025, to which these Note Terms form Schedule 2;

Noteholder means the registered holder of the Notes, namely Hartfield Assets Inc.;

Note Terms means these terms and conditions;

Principal Amount means, in respect of the Notes, the sum of the Face Value of each of the relevant Notes (which remains outstanding and not Converted or Redeemed);

Redeem means repay the Principal Amount in full, and Redemption and Redeemed will be interpreted accordingly;

Regulation S means Regulation S of the U.S. Securities Act of 1933, as amended.;

Rule 144 means Rule 144 of the U.S. Securities Act of 1933, as amended;

Securities includes shares, debentures, debenture stock, the Notes and any options or rights to subscribe for any of them;

Security Interest means:

(a)	a mortgage, pledge, lien, charge, assignment by way of security, hypothecation, secured interest, preferential right, trust arrangement or other arrangement (including, without limitation, any set-off or “flawed-asset” arrangement) having the same or equivalent commercial effect as a grant of security; or

(b)	an agreement to grant or create any of the above;

Share means a fully paid ordinary share in the capital of the Company;

Shareholder means the registered holder of Shares;

VWAP means the volume weighted average price of the Shares (excluding crossings executed outside the open session state, special crossings, overseas trades and trades pursuant to exercise of options or other convertible securities), as determined by the Company as traded on Nasdaq:

(a)	with respect to the Initial Advance, for the 2 trading days immediately prior to the Agreement Date; or

(b)	with respect to each Subsequent Advance, for the 2 trading days immediately prior to the service of the corresponding Conversion Notice.

1.2	Interpretation

In these Note Terms, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa and a gender includes the other genders;

(b)	the headings are used for convenience only and do not affect the interpretation of these Note Terms;

(c)	other grammatical forms of defined words or expressions have corresponding meanings;

(d)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of these Note Terms or any part of them;

(e)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(f)	the word “person” includes a natural person and any body or entity whether incorporated or not;

(g)	the word “month” means calendar month and the word “year” means 12 months;

(h)	the words “in writing” include any communication sent by letter or email transmission in accordance with the terms of the Note Agreement;

(i)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(j)	wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(k)	money amounts are stated in United States currency unless otherwise specified;

(l)	defined terms appearing in the Note Agreement to which these Note Terms are attached have the same meaning in these Note Terms, and

(m)	reference to a “paragraph” means a paragraph of these Note Terms.

2.	The terms of issue of Note

2.1	Terms of issue

The Notes:

(a)	each have a Face Value of $1.00;

(b)	if Converted from time to time, Convert into that number of Shares being equal to the Conversion Number at the Conversion Date (Conversion Shares); and

(c)	are certificated and unlisted.

2.2	Cancellation

To the extent the Notes are Redeemed, or Converted, the Notes Redeemed or Converted are automatically cancelled and may not be re-issued.

2.3	Legends

Noteholder understands that the Notes have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the US Securities Act and applicable state securities laws in the United States, and except as set forth below, the Notes and any Conversion Shares shall bear any legend as required by the securities laws of the United States and a restrictive legend in substantially the following form:

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE] HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

3.	Conversion

It is agreed that

(a)	Subject to Paragraph 3(b), the Noteholder may Convert any or all of the Notes then on issue into the Conversion Number of Conversion Shares at any time before the respective Maturity Date of the Notes being Converted, by the service of written notice (Conversion Notice) by the Noteholder upon the Company (Conversion Event).

(b)	The Noteholder shall not be able to Convert any Notes to the extent that the Conversion results in the Noteholder:

(i)	beneficially owning more than 9.99% of the issued Share capital of the Company as at the time of Conversion; or

(ii)	otherwise exceeding any other ownership limitation imposed by Nasdaq.

4.	Upon Conversion

(a)	On Conversion and or cancellation of any Notes:

(i)	the Noteholder will be deemed from that Conversion to have accepted the Conversion Shares on the terms of and be bound by the Constitution; and

(ii)	all amounts owing under any Advances applicable to the Notes Converted are deemed repaid in full.

(b)	The Conversion of the Notes shall be regarded as an application for Shares (and provision of the applicable consideration) in compliance with the Constitution.

(c)	Certificates evidencing the Conversion Shares shall not be required to contain the legend set forth in paragraph 2.3 above or any other legend:

(i)       while a registration statement covering the resale of such Conversion Shares is effective under the 1933 Act (provided that Noteholder provides the Company with any certificates from Noteholder or its broker reasonably required by the Company’s transfer agent),

(ii)       following any sale of such Conversion Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), or a registration statement, or if such Conversion Shares are sold, assigned or transferred outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations,

(iii)       if such Conversion Shares are eligible to be sold, assigned or transferred under Rule 144 without current public information being available and without volume and manner of sale limitations (provided that Noteholder provides the Company with reasonable assurances that such Conversion Shares are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from Noteholder or its broker reasonably required by the Company’s transfer agent),

(iv)       in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Noteholder provides the Company with an opinion of counsel from reputable counsel to the effect that such sale, assignment or transfer of the Conversion Shares may be made without registration under the applicable requirements of the 1933 Act or

(v)       if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

(d)	If a legend is not required pursuant to paragraph 4(c), the Company shall no later than five (5) Trading Days following either

(x)       the delivery by Noteholder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), or

(y)       the delivery by Noteholder to the Company of a notice of conversion together with any other deliveries from Noteholder as may be required above in paragraph 4(c),

as directed by Noteholder, credit the aggregate number of Conversion Shares to which Buyer shall be entitled to Noteholder’s balance account with DTC through its Deposit/Withdrawal at Custodian system (the date by which such credit is so required to be made to the balance account of Noteholder’s or Noteholder’s nominee with DTC pursuant to the foregoing is referred to herein as the Required

Delivery Date). If the Company fails to issue and credit (or cause to be credited) by the Required Delivery Date to the balance account of Noteholder’s or Noteholder’s nominee with DTC for such number of Conversion Shares so required to be delivered by the Company, then the Noteholder shall have a right to have such Conversion Shares registered as soon as practicable, which shall be at the discretion of the Company.

5.	Allotment and ranking

(a)	The Company must, on the Allotment Date, allot the Conversion Shares to which the Noteholder is entitled on Conversion and provide the Noteholder with a holding statement evidencing allotment of the Conversion Shares (Holding Statement).

(b)	The Conversion Shares allotted following Conversion of the Note rank equally and forms the same class with the Shares on issue as at the Allotment Date.

6.	Reconstructions and new issues

6.1	Note Reconstructions

If, at any time after the Agreement Date but before the date the whole of the Principal Amount has been Converted, there occurs any capital reduction, repayment by way of capital reduction, consolidation, cancellation or division of the issued capital of the Company, dividend from capital, share buy-back (or a binding agreement to do so is entered) (each a Restructuring), then the entitlement of the Noteholder to Convert the Notes must be proportionately adjusted in the same proportion (and be subject to the same provisions) and as otherwise necessary to ensure that the Noteholder is not prejudiced by the Restructuring.

6.2	Notes to survive merger

(a)	If the Company Merges with another entity (third party), or the Company enters into an arrangement (in whatever form) under which its operations alone or with those of another company are disposed of to another company (third party), then the Company must ensure that it is a condition of that Merger or arrangement that the right to Convert in relation to the Company is transferred to a right to Convert into shares in the third party at the Conversion Price which would put the Noteholder in the same position after the Merger or arrangement that it was in before the Merger or arrangement relative to the remaining holders of Shares , at that time.

(b)	For the purposes of this paragraph 6.2, a “Merger” and “Merges” include the disposal by shareholders of their Shares in the Company, or a disposal by the Company of its main undertaking.

7.	Redemption and Cancellation

a)	Subject to paragraph 7(b), the Company may elect at any time prior to the respective Maturity Dates to redeem some or all of the Notes by the service of written notice upon the Noteholder (Company Redemption Notice). If any Notes are not Converted (or a Conversion Notice is not served upon the Company) on or prior to their respective Maturity Date, the Company shall redeem the applicable Notes on their respective Maturity Date. For clarity, interest does not accrue upon the Notes redeemed pursuant to this paragraph 7(a), but does accrue if the Notes are redeemed pursuant to paragraph 7(b). To redeem the Notes pursuant to this paragraph 7(a), the Company shall pay the Noteholder the Principal Amount of the Notes being redeemed.

b)	If an Event of Default is subsisting after the Company has received 14 days written notice (from the Noteholder) outlining the Event of Default and requiring it to be remedied, a Noteholder may, by further written notice to the Company (Default Redemption Notice) require the Company to repay all of the Notes then outstanding within a further 14 days by paying the Noteholder the Default Redemption Price.

Upon payment pursuant to paragraphs 7(a) or 7(b) the relevant Notes redeemed will be deemed to have been repaid in full and cancelled.

8.	Events of Default

An event of default (Event of Default) occurs if any one or more of the following occurs with respect to the Company and is subsisting and not remedied within 14 days of the Company being notified in writing by a Noteholder of the occurrence of the event:

(a)	an Insolvency Event occurs;

(b)	failure by the Company to issue the Conversion Shares in accordance with paragraph 5; or

(c)	a judgement is entered against the Company by a Court of competent jurisdiction for an amount in excess of US$500,000 and steps are not taken to appeal or otherwise challenge that judgement within 30 days;

(c)	the Company breaches any material term or any of its material obligations to a Noteholder under the Note Agreement.

9.	Replacement of Note Certificates

(a)          If a Note Certificate becomes worn out or defaced, on production and delivery of that Note Certificate to the Company, the Note Certificate must be cancelled and a new Note Certificate must be issued in place of the worn out or defaced Note Certificate within 5 Business Days.

(a)           If a Note Certificate is lost or destroyed then a new Note Certificate will be given to the person entitled to that lost or destroyed Note Certificate within 5 Business Days.

10.	Register

The Company must establish and maintain a Note register and enter on that register the name and address of the Noteholder and the date of issue of the Notes. If any change of name and address of the Noteholder is notified in writing to the Company, all registers must be altered accordingly.

11.	Notices

(a)	Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this Agreement:

(i)	must be in writing, in English and delivered in person or sent by pre-paid post or email to an address as shown below:

(A)	if to the Company:

Address:   29 Anvil Road, Seven Hills, NSW, Australia, 2147
Attention:  The Directors

               Email Address: sahil@innovationbev.com

(B)	if to the Noteholder:

              Address:              3 Bayside Executive Park, West Bay St & Blake Rd, Nassau,               The Bahamas, N-4875

                                             Attention:           Sant Prakash- Hartfield Assets Inc
                                              Email Address: sanjuarora1@yahoo.com

or to any other address last notified by the party to the sender by notice given in accordance with this paragraph;

(ii)	where the sender is a company, must be signed by an officer or authorised representative of the sender;

(iii)	is deemed to be given by the sender and received by the addressee:

(A)	if delivered in person (including by courier), when delivered to the addressee; or

(B)	if sent by registered post, 2 Business Days (or 6 Business Days, if addressed or posted outside Australia) after the date of posting to the addressee or such other day as is confirmed by the postal service via which the registered mail is delivered; or

(C)	if sent by email transmission, on the date and time shown on the sender’s email account as the date and time the email was delivered in its entirety to the email address of the addressee notified to the other party for the purposes of this paragraph,

(iv)	can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee reasonably believes it to be genuine, correct and authorised by the sender.

(b)	In this paragraph 11, reference to an addressee includes a reference to an addressee’s officers, agents or employees or any person reasonably believed by the sender to be an officer, agent or employee of the addressee.

12.	General

12.1	Waiver

The non-exercise of or delay in exercising any power or right of the Noteholder does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing, signed by the Noteholder.

12.2	Rights cumulative

The rights and remedies of the Noteholder provided in the Note Agreement (including these Note Terms) are cumulative and do not exclude any rights or remedies provided by law.

12.3	Severability

Any provision in the Note Agreement (including these Note Terms) which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of the Note Agreement and these Note Terms or affecting the validity or enforceability of that provision in any other jurisdiction.

12.4	Further assurance

The Company must do all things necessary to give full effect to the Note Agreement (including these Note Terms) and the transactions contemplated by the Note Agreement.

12.5	Duty

The Company must bear any Duty payable upon or in connection with the execution of this Agreement, the issue of the Notes and the issue of any securities upon Conversion.

12.6	No Transfers

The Noteholder may not transfer its interest or rights under the Note Agreement.

12.7	Governing law and jurisdiction

This Agreement is governed by and must be construed in accordance with the laws in force in the New South Whales, Australia. The parties submit to the exclusive jurisdiction of the courts of state in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.